 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Underwriting Agreement

The Community Financial Corporation (the “Company”), Community Bank of the Chesapeake (the “Bank”) and Keefe, Bruyette & Woods, Inc., acting as representative of the underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriter”), have entered into an Underwriting Agreement, dated February 3, 2015 (the “Underwriting Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, $23,000,000 aggregate principal amount of the Company’s 6.25% Fixed to Floating Rate Subordinated Notes due 2025 (the “Notes”). The Company and the Bank made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Bank and the Company’s Registration Statement on Form S-3 (File No. 333-199455) (the “Registration Statement”) related to the offering. The Company also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Underwriter expect to consummate the sale and purchase of the Notes pursuant to the Underwriting Agreement on February 6, 2015, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before transaction expenses allocable to the sale of the Notes, will be approximately $22.7 million. The Notes will bear interest at a fixed-rate equal to 6.25% per year, from and including February 6, 2015 to but excluding February 15, 2020. From and including February 15, 2020 to the maturity date, the interest rate shall be a floating rate equal to the three-month LIBOR determined on the determination date of the applicable interest period plus 479 basis points. Interest on the notes will be payable on February 15 and August 15 of each year, commencing August 15, 2015, through February 15, 2020, and thereafter February 15, May 15, August 15, and November 15 of each year through the maturity date or earlier redemption date. The Notes will be issued only in denominations of $1,000 and integral multiples of $1,000. The Notes are redeemable after February 15, 2020 and upon the occurrence of certain special events.

The Indenture

The Notes were created and established, and the terms and conditions thereof were established, by action of the Company’s Board of Directors pursuant to, and in accordance with, the terms of the subordinated debt indenture, to be dated on or about February 6, 2015 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture to be dated on or about February 6, 2015, (the “First Supplemental Indenture” and together with the Base Indenture as amended and supplemented by the First Supplemental Indenture, the “Indenture”). The terms of the Notes are as set forth in the Indenture, which will govern the Notes.

The material terms of the Notes are described in the Company’s prospectus supplement dated February 3, 2015, which relates to the offer and sale of the Notes (the “Prospectus Supplement”), and the Company’s prospectus dated November 5, 2014, which relates to the offer and sale from time to time of up to $75,000,000 of securities of the Company, including subordinated debt securities of the Company to be issued pursuant to an indenture (the “Base Prospectus”). The Prospectus Supplement, together with the Base Prospectus, was filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 4, 2015 pursuant to Rule 424(b)(5) under the Securities Act in connection with the offer and sale of the Notes. A Pricing Term Sheet, dated February 3, 2015, relating to, and setting forth certain terms of, the Notes was filed with the Commission pursuant to Rule 433 under the Securities Act on February 4, 2015.

The Notes will be unsecured, subordinated debt securities of the Company and (i) will rank junior in right of payment and upon the Company’s liquidation to the Company’s existing and all of the Company’s future senior indebtedness, as defined in the Indenture (as defined below); (ii) will rank equally in right of payment and upon the Company’s liquidation with the Company’s existing and all of the Company’s future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; (iii) will rank senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; and (iv) will be structurally subordinated to the preferred stock, indebtedness and other liabilities of the Company’s existing and future subsidiaries.

The foregoing summaries of the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture are not complete and are each qualified in their entirety by reference to the complete text of the Underwriting Agreement, the form of Base Indenture and the form of First Supplemental Indenture, which are filed as Exhibits 1.1, 4.1, and 4.2, respectively, to this Form 8-K and which are incorporated herein by reference in their entirety.

Item 8.01	Other Events

On February 4, 2015, the Company issued a press release announcing the pricing of its Notes. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Number	Description

1.1	Underwriting Agreement, dated February 3, 2015, by and among The Community Financial Corporation, Community Bank of the Chesapeake and Keefe, Bruyette & Woods, Inc.

4.1	Form of Subordinated Indenture, to be dated as of February 6, 2015, between The Community Financial Corporation and Wilmington Trust, National Association, as Trustee

4.2	Form of First Supplemental Indenture, to be dated as of February 6, 2015, between The Community Financial Corporation and Wilmington Trust, National Association, as Trustee

5.1	Opinion of Kilpatrick Townsend & Stockton LLP regarding the legality of the Notes being registered.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1)

99.1	Press Release dated February 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2015	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer